Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-132204, 333-10041, 333-102201, 333-92449 and 333-49168) of Catalyst Semiconductor, Inc. of our report dated July 3, 2008 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 3, 2008